UNITED STATES
SECRUITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

LIBERTY ALL-STAR GROWTH FUND

(name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:
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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange  Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

Liberty All-Star Growth Fund, Inc.

IMPORTANT NOTICE:

 Please exercise your right to vote as soon as possible!

Dear Stockholder:

We recently sent you proxy materials concerning an important proposal affecting your fund, which will be considered at a Special Meeting of Stockholders of the fund on June 16, 2017 at One Financial Center, 15th Floor, Boston, Massachusetts 02111. This letter was sent because you held shares in the fund on the record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE "FOR" THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT
VOTING NOW HELPS AVOID UNNECESSARY COMMUNICATIONS WITH
STOCKOLDERS AND ELIMINATES PHONE CALLS

Voting takes only a few moments. Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposal that you and other stockholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the fund’s proxy solicitor, toll free at 866-963-5745.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.